Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
BANK OF AMERICA SECURITIES LLC              56-2058405      148,731,191
GOLDMAN, SACHS & CO.                        13-5100880       33,389,863
CITIGROUP, INC.                             52-1568099       34,450,839
JPMORGAN CHASE & CO.                        13-3224016       14,230,832
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485        5,809,176
GRAYBILL INVESTMENTS                        00-0000000        5,875,000
MORGAN STANLEY CO INCORPORATED              13-2665598        2,616,070
BNP PARIBAS SECURITIES CORP.                13-3235334        4,096,689
BARCLAYS CAPITAL INC.                       05-0346412        2,499,786
NOMURA                                      13-2642206        1,353,240






                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
BANK OF AMERICA SECURITIES LLC              56-2058405        7,905,754
GOLDMAN, SACHS & CO.                        13-5100880       36,747,490
CITIGROUP, INC.                             52-1568099        3,618,603
JPMORGAN CHASE & CO.                        13-3224016        8,770,175
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485        4,862,291
GRAYBILL INVESTMENTS                        00-0000000                0
MORGAN STANLEY CO INCORPORATED              13-2665598        2,072,815
BNP PARIBAS SECURITIES CORP.                13-3235334          522,098
BARCLAYS CAPITAL INC.                       05-0346412        1,815,324
NOMURA                                      13-2642206        1,304,017




23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    266,928,721 D. Total Sales: 75,160,067

                               SCREEN NUMBER : 12